EXHIBIT 22

                          Subsidiaries of the Registrant

  PARENT

  First Financial Holdings, Inc.

                                         Percentage     Jurisdiction or State
  Subsidiaries (a)                      of Ownership      of Incorporation

  First Federal Savings and Loan            100%            United States
    Association of Charleston

  Peoples Federal Savings and               100%            United States
    and Loan Association

  Charleston Financial Services (b)         100%            South Carolina

  The Carolopolis Corporation (b)           100%            South Carolina

  First Southeast Insurance
    Services, Inc.(c)                       100%            South Carolina

  Coastal Carolina Corporation (c)          100%            South Carolina


  (a) The operations of the Company's wholly-owned subsidiaries are included in the Company's consolidated financial statements.

  (b)   Second-tier subsidiaries of the Registrant.  Wholly-owned by First
        Federal.

  (c) Became second-tier subsidiaries of the Registrant on October 9, 1992. Wholly-owned by Peoples Federal.